THIS AMENDING AGREEMENT made and dated for reference the 30th day of June, 2006.

AMONG:

PRIMECAP RESOURCES INC., a Colorado, U.S.A. resident company having an office located at 412 – 848 North Rainbow Boulevard, Las Vegas, Nevada, U.S.A., 89107-1103

(the "Assignor")

OF THE FIRST PART

AND:

TAO MINERALS INC., a Nevada, U.S.A. resident company having an office located at 80 South Court Road, Thunder Bay, Ontario, Canada P7B 2X4

(the "Assignee")

OF THE SECOND PART

WHEREAS:

A. Pursuant to an agreement between the parties hereto dated for reference February 28, 2006 (the "Agreement"), the Assignor granted an exclusive option to the Assignee, entitling it to acquire an undivided one hundred percent (100%) interest in the Property, on the terms and conditions set forth therein;

B. Capitalized terms used herein shall have the same meanings as contained in the Agreement; and

C. The parties wish to amend certain provisions of the Agreement.

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of these presents, the receipt and sufficiency of which is hereby acknowledged by each of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1. Paragraph 2.2 of the Agreement is deleted in its entirety and is replaced with the following:

   "2.2 Cash and Share Consideration.

   As consideration for the Assignment, the Assignee will:

   (a) pay to the Assignor $100,000.00, on or before July1, 2006; and100,000.00 on or before July1,2007

2. In all other respects the terms and conditions of the Agreement shall continue in full force and effect.

3. Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Amending Agreement.

4. This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

5. This Amending Agreement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will be deemed to be one and the same instrument. The execution of this Amending Agreement will not become effective until all counterparts hereof have been executed by all of the parties hereto.

6. Each of the parties hereto will be entitled to rely upon delivery by facsimile of executed copies of this Amending Agreement, and such facsimile copies will be effective to create a valid and binding agreement among the parties hereto in accordance with the terms and conditions of this Amending Agreement.

IN WITNESS WHEREOF this Amending Agreement has been executed and delivered as of the day and year first above written.

PRIMECAP RESOURCES INC.

Per: ______________________
Authorized Signatory

TAO MINERALS INC.

Per: ______________________
Authorized Signatory